Exhibit 10.25

Contract for Land Use Rights Transfer

The contract is signed by and between:

Assignor: Hainan Hengtian Industry Co., Ltd (herein under briefed as Party A)

Assignee: Hainan Yu Bao Feedstuff Co., Ltd (herein under briefed as Party B)

According to Interim regulations of the People’s Republic of China concerning the assignment and transfer of the right to the use of the state-owned land in the urban areas and relevant national regulations, on the basis of equality, voluntariness and onerousness and through friendly negotiation, Party A hereby agrees to transfer the land use right in the area of QingLan Development Area in Wenchang City to conclude the following contract.

Clause 1 Scope, area, use right’s year and purposes of transferred land

1	The land to be transferred to Party B by Party A is located in the neighborhood of Hainan Wenchang Chicken Food Co., Ltd. The certificate for land use, numbered as WGY (2005) Zi No: W03032208 (see Appendix 1).

2	The total area of the land to be transferred is 13333.33 m2.

3	The land use right’s year is due on January 18, 2055.

4	The land transferred under this contract is used for industry purposes.

Clause 2 Price and payment terms of the land transferred

1	The total price regarding the transfer of land use right as contained in this contract is 5000,000 RMB.

2	Party B shall pay RMB500, 000 as advance payment of performing this contract to Party A within ten days after this contract become effective (the advance payment will be counted as land transfer fee after this contract has been signed). After going through related deed tax formalities regarding the use right change of the land to which the attachment belongs by both parties, Party B shall pay RMB 2500,000 to Party A within five days.

3	The balance of the land use right transfer fee is RMB2, 000, 000, which shall be paid off by Party B within five days after both parties has fulfilled formalities regarding the transfer of land use right change.

Clause 3 Liabilities & Responsibilities of Party A and Party B

(I). Party A

1	Party A guarantees to deliver land attachment to Party B after going through formalities of land use certificate change.

2	Party A guarantees not to enter into or negotiate issues with third party concerning the transferring of the attachment after the contract has been signed.

(II). Party B

1	Provide timely relevant documents concerning the change of the name regarding the land use certificate.

2	Cooperate actively with Party A in the changing of land use right.

3	Be punctual in paying land transfer fee and land attachment transfer fee.

4	Provided that Party B purposely postpone in paying land attachment transfer fee after Party A’s completion in delivering land attachment to Party B, Party B shall pay delay charge equaling to 0.5% of the Contract price to Party A as computed from the date of postpone.

Clause 4 Settlement of disputes

All disputes arising should be settled by friendly consultation between both parties. Where the disputes cannot be settled through friendly consultations, the same should be referred to and finally settled by arbitral authority or local People’s Court.

Clause 5 Effectiveness & Termination

1	The contract will come into force immediately after both sides have signed with seal.

2	The contract will automatically expire after both parties have fulfilled all articles.

Clause 6 Other issues not included hereof shall be made into additional regulations which is equally valid together with this contract.

Clause 7 This contract is made in quadruplicate, for which each party shall hold 2 originals.

Party A: Hainan Hengtian Industry Co., Ltd.

Representative:

Party B: Hainan Yu Bao Feedstuff Co., Ltd.

Representative:

Signing Date: December 20, 2006